UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2009
V.F. CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 424-6000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events
     On March 11, 2009, VF Corporation, through a subsidiary, acquired the remaining two-thirds of the capital stock of Mo Industries, Inc., owner of the Splendid® and Ella Moss® contemporary sportswear brands. VF had previously purchased one-third of Mo Industries stock from its owners — founder Moise Emquies and Summit Partners, a private equity and venture capital firm for growth companies — in June 2008.
     The Splendid® brand is known for its use of luxurious fabrics in a wide range of contemporary knit products incorporating modern fit and styling. The Ella Moss® brand is an ultra-feminine collection of casual knit tops and dresses featuring bold colors, whimsical styling and fashion silhouettes. Both brands are distributed primarily through better department and specialty stores. Combined revenues of the two brands were $95 million in 2008 and have more than tripled since 2004.
     The cost to VF to acquire the remaining two-thirds of the capital stock was $161 million, plus the repayment of $47 million in existing net debt, and will be funded through VF’s strong cash flow from operations.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date: March 12, 2009	By:	/s/ Laura C. Meagher
		Name:	Laura C. Meagher
		Title:	Vice President and Deputy General Counsel